EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-31064, 333-64986, 333-55402, 333-87504 and 333-135340) on Forms S-8 of j2 Global Communications, Inc. of our reports dated February 24, 2009, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in this Annual Report on Form 10-K of j2 Global Communications, Inc. for the year ended December 31, 2008.

/s/ SINGER LEWAK LLP

Los Angeles, California
February 24, 2009